Exhibit 5.1

525 W. Monroe Street Chicago, IL 60661-3693 +1.312.902.5200 tel katten.com..

July 7, 2026
Capstone Energy+, Inc.
16640 Stagg Street

Van Nuys, California 91406

Re:	Capstone Energy+, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Capstone Energy+, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the registration and public offering by the Company, from time to time, pursuant to Rule 415 under the Act, of up to $500,000,000 in aggregate amount of securities, consisting of the following:

(i)	common stock, $0.001 par value, of the Company (“Common Stock”);

(ii)	preferred stock, $0.001 par value, of the Company, of one or more classes or series (“Preferred Stock”);

(iii)	senior debt securities of the Company (the “Senior Debt Securities”) and subordinated debt securities of the Company (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”);

(iv)	warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (“Warrants”); and

(v)	units comprised of one or more of the securities described above in any combination (“Units”).

The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are referred to herein as the “Securities.”

The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”), and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”), and any supplemental indenture applicable to a particular series of Debt Securities (the “Supplemental Indenture”), and are to be entered into, in each case, between the Company and a trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon affidavits, certificates and written statements of directors, officers and employees of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement, (ii) the form of Senior Indenture filed as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture filed as an exhibit to the Registration Statement, (iv) the Company’s Second Amended and Restated Certificate of Incorporation, as amended, as currently in effect, (v) the Company’s Second Amended and Restated Bylaws, as currently in effect and (vi) records of proceedings and actions of the Company’s Board of Directors (the “Board of Directors”) relating to the Registration Statement and related matters.

In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have assumed that the Company is, and at all times will be, duly organized and in good standing under the laws of the State of Delaware and has or will have the corporate power and authority to enter into and perform its obligations under and, in respect of, the Securities, and under and in respect of all agreements and instruments under which any such Securities shall be offered or issued, and with respect to all documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will, to the extent applicable, have become effective under the Act and such effectiveness shall not have been terminated or rescinded, (ii) a prospectus supplement and any required pricing supplement will have been timely filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized and validly executed and delivered by the Company and the other parties thereto, (v) any shares of Common Stock or other Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of a Preferred Stock Designation (as defined below), a Warrant Agreement (as defined below), a Unit Agreement (as defined below) or other agreement pursuant to which any Securities are to be issued, there will be no terms or provisions contained therein that would affect the opinions rendered herein, (viii) any Warrant Agreement and related Warrants or Unit Agreement and each definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued shall be governed by New York law, (ix) the Company’s entry into the Senior Indenture in the form of Exhibit 4.7 to the Registration Statement will be duly authorized and approved, and the Senior Indenture will be entered into by the Company and the Trustee in the form of Exhibit 4.7 to the Registration Statement, (x) the Company’s entry into the Subordinated Indenture in the form of Exhibit 4.8 to the Registration Statement will be duly authorized and approved, and the Subordinated Indenture will be entered into by the Company and the Trustee in the form of Exhibit 4.8 to the Registration Statement and (xi) all actions are taken by the Company (A) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and (B) so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions set forth below are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Securities, to the extent applicable, is considered in a proceeding at law or in equity), (iii) the possible unenforceability of indemnity, exculpation and contribution provisions, (iv) the effect and possible unenforceability of choice of law provisions, (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (vii) the possible unenforceability of forum selection clauses, (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing, and (ix) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages.

On the basis of the foregoing and the other matters set forth herein, we hereby are of the opinion that:

(1)             Common Stock. With respect to any shares of Common Stock, when (a) the Company’s Board of Directors or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of such shares of Common Stock and related matters and (b) certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered, or the shares of Common Stock have been duly registered and issued electronically, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exercise or exchange of Warrants or other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, upon payment of the consideration therefor approved by the Board, then such shares of Common Stock (so long as such Security has not expired or been redeemed or terminated prior thereto) will be validly issued and such shares of Common Stock will be fully paid and nonassessable.

(2)             Preferred Stock. With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations for the issuance of a series of Preferred Stock (referred to herein as a “Preferred Stock Designation”) and the filing of such Preferred Stock Designation with the Secretary of State of the State of Delaware, (b) the Preferred Stock Designation has been validly executed by the Company, (c) the Preferred Stock Designation has been filed with the Secretary of State of the State of Delaware and become effective in accordance with the General Corporation Law of the State of Delaware, and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or the shares of Preferred Stock have been duly registered and issued electronically, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exercise or exchange of Warrants or other Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor approved by the Board, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(3)             Debt Securities. With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, and any applicable Supplemental Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture, Subordinated Indenture or Supplemental Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture, Subordinated Indenture or Supplemental Indenture, as applicable, (c) the Senior Indenture, Subordinated Indenture or Supplemental Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture, Subordinated Indenture or Supplemental Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with (i) the provisions of the Senior Indenture, Subordinated Indenture or Supplemental Indenture, as applicable, and (ii) the applicable definitive purchase, underwriting or similar agreement approved by the Board and duly executed and delivered by the Company, upon payment of the consideration therefor as provided therein, such Debt Securities will constitute valid and binding obligations of the Company.

(4)             Warrants. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of any warrant agreement or agreements relating to the Warrants (any such warrant agreement or agreements, the “Warrant Agreement”), and the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by all of the parties thereto, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with (i) the provisions of the applicable Warrant Agreement and (ii) the applicable definitive purchase, underwriting or similar agreement approved by the Board and duly executed and delivered by the Company, or upon the conversion, exercise or exchange of other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor as provided therein, such Warrants and the related Warrant Agreement will constitute valid and binding obligations of the Company.

(5)             Units. With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (the “Unit Agreement”), and the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered by all of the parties thereto, (c) such Units have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with (i) the provisions of the applicable Unit Agreement and (ii) the applicable definitive purchase, underwriting or similar agreement approved by the Board and duly executed and delivered by the Company, or upon the conversion, exercise or exchange of other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, and (d) the Securities to be issued as part of such Units have been duly and validly authorized and reserved for issuance, upon payment of the consideration therefor as provided therein, such Units and the related Unit Agreement will constitute valid and binding obligations of the Company.

Our opinions expressed above are limited to all of the limitations and qualifications contained herein. Our opinions expressed above are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, and we do not express any opinion herein concerning any other law. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the present laws of the State of Delaware or the State of New York be changed by legislative action, judicial decision or otherwise after the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP

5